EXHIBIT 99.1

4Front Ventures Announces Update to Senior Management Team

PHOENIX, Ariz., August 4, 2023 - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) (“4Front” or the “Company”), a vertically integrated, multi-state cannabis operator and retailer, today announced that Keith Adams, Chief Financial Officer, has ended his tenure with the Company effective July 31, 2023, to pursue other opportunities. Nicole Frederick will assume the position of Chief Financial Officer on an interim basis in addition to her current role as Director of External Reporting, while the Company completes a search to identify a permanent successor.

“On behalf of myself and the Board, I would like to thank Keith for the tremendous contributions he made toward strengthening our finance department and enhancing financial controls. Our Company has recently reduced annualized cost structure by approximately $9 million which keeps us on track toward achieving our goals of cash generation and self-sustainability,” said Leo Gontmakher, Chief Executive Officer of 4Front. “We thank Keith for his contributions to these efforts and wish him continued success in his future pursuits.”

Gontmakher added, "As we eagerly anticipate the opening of our Matteson, Illinois facility, the steps we have taken to streamline and optimize our operations enable us to execute our strategic priorities efficiently, leveraging our existing resources, and focused national footprint. Our strengthened financial controls, along with our growing product portfolio, continue to position us strongly to seize developing longer-term growth opportunities and drive profitability in our key markets as we enter the second half of the year."

“I am grateful to have had the opportunity to serve as CFO of 4Front and to have worked with such an outstanding team,” said Adams. "My objective of building a mature finance department with robust processes, stringent controls, and improved reporting has been accomplished during my tenure and I am grateful for the team's unwavering support and collaboration.”

About 4Front Ventures Corp.

4Front Ventures Corp. is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Forward-Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front’s’ periodic filings with securities regulators. When used in this news release, words such as “will, could, plan, estimate, expect, intend, may, potential, believe, should,” and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front, statements regarding when or if transactions will close or if and when required conditions to closing are attained, the completion of construction projects, the Company’s ability to increase revenue and market share and become cash-flow positive, the impact of transactions on the business of 4Front, and other statements regarding future developments of the business. Although 4Front has attempted to identify important factors that could cause actual results, performance, or achievements to differ materially from those contained in the forward-looking statements, there may be other factors that could cause results, performance, or achievements not to be as anticipated, estimated, or intended, including but not limited to closing conditions, regulatory and permitting approvals, performance of third-party vendors, changes in laws or enforcement of existing laws, limited operating history, reliance on management, requirements for additional financing, competition, limits on market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry, and political change.

There can be no assurance that such information will prove to be accurate or that management’s expectations or estimates of future developments, circumstances, or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front disclaims any intention or obligation to update or revise such information, except as required by applicable law.

4Front Investor Contacts
Andrew Thut

Chief Investment Officer
IR@4frontventures.com
602 633 3067

Courtney Van Alstyne

MATTIO Communications
courtney@mattio.com
647 548 9032

4Front Media Contacts

MATTIO Communications
4front@mattio.com